                                                                   EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF
              9 3/4% SENIOR SUBORDINATED NOTES DUE 2008, SERIES A
                                IN EXCHANGE FOR
              9 3/4% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B
                                      OF

                    EVEREST HEALTHCARE SERVICES CORPORATION

              PURSUANT TO THE PROSPECTUS DATED             , 1998

                 The Exchange Agent for the Exchange Offer is:

              AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO

                                                    American National Bank
    By Registered or           By Facsimile          and Trust Company of
     Certified Mail            Transmission                 Chicago
                                                     By Overnight Courier

                          American National Bank
 American National Bank    and Trust Company of
  and Trust Company of    Chicago (312) 407-1067
         Chicago            ATTN: Barbara Arndt

                                                        Corporate Trust
                                                     Securities 1 N. State
                                                    Street Teller 9th Floor
                                                    Chicago, IL 60670 ATTN:
                                                         Barbara Arndt


     Corporate Trust       Confirm by Telephone:
 Redemption Unit 1 First Barbara Arndt (312) 336-
National Plaza9th Floor,           9123
 Suite 0124 Chicago, IL
       60670-0124

                           For Information Call:

                            Anjali J. Gottreich
                              (312) 661-6042


  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

  As set forth in the Prospectus dated             , 1998 (as it may be
supplemented and amended from time to time, the "Prospectus") of Everest Healthcare Services Corporation (the "Company") under the caption "The Exchange Offer -- Guaranteed Delivery Procedures," and in the Instructions to the related Letter of Transmittal (the "Letter of Transmittal"), this form, or one substantially equivalent hereto, or an Agent's Message relating to the guaranteed delivery procedures, must be used to accept the Company's offer (the "Exchange Offer") to exchange any and all of its outstanding 9 3/4% Senior Subordinated Notes due 2008, Series A (the "Private Notes"), for new 9 3/4% Senior Subordinated Notes due 2008, Series B (the "Exchange Notes"), if time will not permit the Letter of Transmittal, certificates representing such Private Notes and other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date (as defined herein).

  This form must be delivered by an Eligible Institution (as defined herein) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above. If a signature on the Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor (as defined in the Letter of Transmittal) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal. This form is not to be used to guarantee signatures.

  Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

   THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
 YORK CITY TIME, ON             , 1998, UNLESS EXTENDED (THE "EXPIRATION
 DATE").


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Ladies and Gentlemen:

  The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of the Private Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures" and in Instruction 2 to the Letter of Transmittal. The undersigned hereby authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company with respect to the Notes tendered pursuant to the Exchange Offer.

  The undersigned understands that the Private Notes will be exchanged only after timely receipt by the Exchange Agent of (i) the Private Notes or a Book-Entry Confirmation, and (ii) a Letter of Transmittal (or a manually signed facsimile thereof), including by means of an Agent's Message, of the transfer of the Private Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, with respect to the Private Notes, properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the execution hereof. The undersigned also understands that the method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent.

  The undersigned understands that tenders of the Private Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned also understands that tenders of the Private Notes may be withdrawn at any time prior to the Expiration Date.

  All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

  All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

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

                            PLEASE SIGN AND COMPLETE


 Signature(s) of Registered               Date: _____________________________
 Holder(s) or

                                          Address: __________________________

 Authorized Signatory: _____________

                                          -----------------------------------

 -----------------------------------

                                          Area Code and Telephone No. _______

 -----------------------------------

                                          If the Private Notes will be
 Name(s) of Registered Holder(s): __      delivered by book-entry transfer,
                                          check book-entry transfer facility
                                          below:

 -----------------------------------

 -----------------------------------


 Principal Amount of the Private
 Notes                                    [_]The Depository Trust Company

 Tendered: _________________________

                                          Depository
 -----------------------------------      Account No. _______________________
 Certificate No.(s) of the Private
 Notes


 (if available) ____________________

 This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on the certificate(s) for the Private Notes or on a security position listing as the owner of the Private Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery without alteration, enlargement or any change whatsoever. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

 Name(s): __________________________________________________________________

 ---------------------------------------------------------------------------

 Capacity: _________________________________________________________________

 Address(es): ______________________________________________________________

 ---------------------------------------------------------------------------

 ---------------------------------------------------------------------------


  DO NOT SEND THE PRIVATE NOTES WITH THIS FORM. THE PRIVATE NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each, an "Eligible Institution"), hereby (i) represents that the above-named persons are deemed to own the Private Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (ii) represents that such tender of the Private Notes complies with Rule 14e-4, and (iii) guarantees that the Private Notes tendered are in proper form for transfer (pursuant to the procedures set forth in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures"), and that the Exchange Agent will receive (a) the Private Notes, or a Book-Entry Confirmation of the transfer of the Private Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, and
 (b) a properly completed and duly executed Letter of Transmittal or facsimile thereof (or Agent's message) with any required signature guarantees and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and the Private Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to the Eligible Institution.

 Name of Firm: _____________________________________________________________

 Authorized Signature: _____________________________________________________

 Title: ____________________________________________________________________

 Address: __________________________________________________________________

 ---------------------------------------------------------------------------
 (Zip Code)

 Area Code and Telephone Number: ___________________________________________

 Dated: __________________, 1998


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